SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) FEBRUARY 27, 2003

                        ROTARY POWER INTERNATIONAL, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          DELAWARE                    1-12756                 13-3632860
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(State or Other Jurisdiction        (Commission             (IRS Employer
      of Incorporation)             File Number)         Identification No.)

             POST OFFICE BOX 128, WOOD-RIDGE, NEW JERSEY    07075-0128
               (Address of Principal Executive Offices)     (Zip Code)

        Registrant's telephone number, including area code (973) 470-7000

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On March 1st, 2003, the Board ratified the following acquisition and Agreement:

                       JOINT VENTURE & PURCHASE AGREEMENT

This Agreement being entered into this 28th day of February, 2003, by and between Rotary Power International, Inc., a Delaware corporation with its principal office at P.O. Box 128, Wood-Ridge, New Jersey 07075-0128 herein referred to as RPI, and Envirotech Rotary Power Inc., a Florida corporation with its principal office at 12098 NE 4th Place, Oxford Florida, 34484, herein referred to as ERP, together referred to as the Parties do hereby set forth the following:

Whereas the Parties have mutually beneficial proprietary property, expertise, engineering and professional relationships relating to the development of rotary engines, and

Whereas the Parties agree that their joining together would make the best use of their available resources to meet their common goals of rotary engine development,

Therefore the Parties hereby agree that RPI will purchase a 51% interest in ERP thereby making ERP a subsidiary company of RPI.

The terms of this purchase are as follows:

RPI will pay to ERP the sum of Four Hundred Fifty Thousand Dollars ($450,000.00) in the form of a Promissory Note. The Promissory Note will accrue simple interest at the rate of 5% per annum.

Principal and Interest payments on this Promissory Note will be paid to ERP at the rate of Twenty Percent (20%) of any cash funds received by RPI from the following until paid in full:

     1. Any Private Placement or other sale of common or preferred stock from the RPI corporate treasury;

     2. Any loan proceeds resulting from the issuance of any working capital debt instrument;

     3.   The sale of any RPI property, parts or equipment.

Any remaining balance left owing after a period of 12 calendar months may be renegotiated or extended by mutual agreement of the Parties.

In the event that no payments are made by RPI to ERP in the first 3 months from the date of the signing of this Agreement, the Agreement shall become null and void. However, the Agreement may be extended beyond 3 months by mutual agreement of the Directors of RPI and ERP.

In addition to the above terms and as an indivisible condition of this agreement, Purchaser shall immediately upon the signing of this agreement, convene a meeting of its Board of Directors and appoint Mr. Larry Cooper and Ms. Shirley Harmon to Board Director positions. Mr. Cooper shall be appointed to the Director Class providing for a two-year term of office and Ms. Harmon shall be appointed to the Director Class providing for a one-year term of office. Mr. Cooper shall be appointed as President and CEO, Ms. Harmon as Secretary Treasurer.

All notices pertaining to this Agreement shall be in writing and shall be transmitted either by personal hand delivery or through the facilities of the United States Postal Service certified or registered mail, return receipt requested. The addresses set forth in the first paragraph of this Agreement for the respective parties shall be the places where notices shall be sent, unless written notice of a change of address is given. Notices shall be deemed to have been given at the time of delivery if transmission is by personal hand delivery or, if mail, forty-eight (48) hours after deposited in a regularly maintained receptacle of the United States Postal Service for mailing as aforesaid.

This Agreement contains the entire Agreement between the parties hereto, and supersedes any written or oral agreement between the parties concerning the subject matter contained herein. There are no representations, agreements, arrangement or understandings, oral or written, between or among the parties hereto, relating to the subject matter contained in this Agreement, which are not fully expressed herein.

This Agreement may only be amended by the written consent of both parties at the time of such amendment.

The validity, interpretation, construction and performance of this Agreement shall be controlled by and construed under the laws of the State of Florida. In the event of any litigation arising out of any dispute in connection with this Agreement, the Parties hereby consent to the jurisdiction of the Florida courts.

This Agreement may be executed in counterparts, of which each shall be deemed to be an original, but such counterparts, when taken together, shall constitute but one agreement.

In the event any provision of this Agreement is held to be invalid, void or unenforceable, the rest of the provisions shall, nonetheless, remain in full force and effect and shall in no way be affected, impaired or invalidated.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


By:                                            By:




By: /s/ LARRY COOPER                           By: /s/ VIRGIL WENGER
------------------------------                 --------------------------------
ENVIROTECH ROTARY POWER INC.                   ROTARY POWER INTERNATIONAL, INC.
Larry Cooper                                   Virgil Wenger
President & CEO                                Chairman, Boards of Directors



ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Board hereby reports this change in Certifying Accountant:

Demetrius & Company LLC, Certified Public Accountants have submitted their "Letter of Cessation" as corporate accountant and auditor.

ITEM 5. OTHER EVENTS

The Board has accepted the resignations of Mr. Ronald McKeown and Mr. Douglas M. Drew as Officers and Directors of the company and all RPI subsidiary companies.

The Board has appointed Mr. Larry Cooper as Director, President and Chief Executive Officer and Ms. Shirley M. Harmon as Director, Corporate Secretary and Treasurer of RPI and its subsidiary companies effective immediately.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        ROTARY POWER INTERNATIONAL, INC.


                        By: /s/ VIRGIL WENGER
                            ------------------------------------
                            Virgil Wenger
                            Chairman, Board of Directors

Dated: March 3, 2003